Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of March 27, 2006 (the “Effective Date”), and is entered into by and between THE HOUSTON EXPLORATION COMPANY, a Delaware corporation (the “Company”), and CAROLYN M. CAMPBELL (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive wish to enter into this Agreement setting forth the terms and conditions of the Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Employment and Term of Employment. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company as Senior Vice President and General Counsel for a term (the “Term of Employment”) beginning on the Effective Date and ending on the Expiration Date (defined below). As used herein, “Expiration Date” means the third anniversary of the Effective Date, provided that on the first anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (such first anniversary date and each such subsequent anniversary date being referred to as a “Renewal Date”), the Expiration Date shall be automatically extended one additional year unless, not less than ninety (90) days prior to the relevant Renewal Date, (i) either party shall have given written notice to the other that no such automatic extension shall occur after the date of such notice or (ii) either party shall have given a Notice of Termination to the other pursuant to Section 7 hereof. Notwithstanding the foregoing, if either party gives a valid Notice of Termination pursuant to Section 7 hereof, the Term of Employment shall not extend beyond the termination date specified in such Notice of Termination.

2. Scope of Employment.

(a) During the Term of Employment, the Executive agrees to (i) serve as Senior Vice President and General Counsel of the Company (or in such other position of equal or greater authority) and shall have and may exercise all the powers, duties and functions as are normal and customary to such positions and that are consistent with the responsibilities set forth with respect to such positions in the Company’s bylaws and (ii) perform such other duties not inconsistent with her position as are assigned to her, from time to time, by the Company. During the Term of Employment, the Executive shall devote substantially all of her business time, attention, skill and efforts to the faithful performance of her duties hereunder, and shall report to the Chief Executive Officer of the Company and/or the Board of Directors of the Company (the “Board”). Subject to Section 6 hereof, the foregoing shall not be construed to prevent the Executive from making investments in businesses or enterprises so long as such investments do not require any services on the part of the Executive in the operation of such business or enterprises of a nature or magnitude that would interfere materially with the performance of her duties hereunder.

(b) During the Term of Employment, the Executive agrees to serve, if elected, as an officer or director of any subsidiary or affiliate of the Company so long as such service is commensurate with the Executive’s duties and responsibilities to the Company.

(c) The Executive’s place of employment hereunder shall be at the Company’s principal executive offices in the greater Houston, Texas metropolitan area. Moreover, the Company agrees that it will provide immunity and indemnity for the Executive to the fullest extent allowed by law, that if necessary it will amend its certificate of incorporation and bylaws to so provide, and that it will obtain errors and omissions insurance in the amount of no less than Ten Million Dollars ($10,000,000) naming the Executive as an additional insured.

3. Compensation. During the Term of Employment, in consideration of the Executive’s services hereunder, including, without limitation, service as an officer or director of the Company or of any subsidiary or affiliate thereof, and in consideration of the Executive’s covenants regarding confidentiality in Section 5 hereof and noncompetition in Section 6 hereof, the Executive shall receive the following compensation:

(a) Base Salary. The Executive shall be paid a base salary at the rate of Two Hundred Seventy Five Thousand Dollars ($275,000) per year (the “Base Salary”) (payable at such regular intervals as other employees of the Company are compensated in accordance with the Company’s employment practices), which amount shall be subject to review annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”), as applicable, and may be adjusted at its discretion, provided that such Base Salary may not be reduced at any time.

(b) Target Bonus. During the Term of Employment, the Executive shall also be entitled to an annual target bonus equal to fifty-five percent (55%) of the Executive’s Base Salary (the “Target Bonus”) upon the achievement of pre-established performance goals set by the Board or the Compensation Committee of the Board. Any such bonus shall be paid at such times as the Company customarily pays bonuses and shall be paid consistent with Company policies.

4. Additional Compensation and Benefits.

(a) As additional compensation for the Executive’s services under this Agreement and the Executive’s covenants regarding confidentiality in Section 5 hereof and noncompetition in Section 6 hereof, during the Term of Employment, the Company agrees to provide the Executive with such other benefits as it provides to its employees from time to time and subject to the eligibility provisions of any such employee benefit plans and policies. Executive also shall be eligible for leave or vacation time (not less than five (5) weeks per year).

(b) The Executive is authorized to incur reasonable business expenses for promoting the business and reputation of the Company, including (without limitation) reasonable expenditures for travel, lodging, club memberships, meals and client, patron, customer and/or business associate entertainment. The Company shall reimburse within thirty (30) days the Executive for reasonable expenses incurred by the Executive in furtherance of the Company’s business, provided that such expenses are incurred in accordance with the Company’s policies and upon presentation of documentation in accordance with expense reimbursement policies of the Company as they may exist from time to time, and submission to the Company of adequate documentation in accordance with federal income tax regulations and administrative pronouncements.

(c) During the Term of Employment, the Company shall pay to Executive an automobile allowance of Seven Hundred Dollars ($700) per month.

(d) The Executive shall be eligible to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”). The Executive’s retirement benefits under the SERP shall be determined and paid in accordance with the terms of the SERP plan document.

5. Confidentiality and Other Matters.

(a) Confidentiality. The Executive shall hold in a fiduciary capacity for the benefit of the Company all maps, data, reports, including results of exploration, drilling, drill cores, cuttings, and other samples, and other information relating to the business of the Company which comes into the possession of the Executive during the Term of Employment (such information being collectively referred to herein as the “Confidential Information”). During the Term of Employment and after termination of the Executive’s employment hereunder, the Executive agrees: (i) to take all such precautions as may be reasonably necessary to prevent the disclosure to any third party of any of the Confidential Information; (ii) not to use for the Executive’s own benefit any of the Confidential Information; and (iii) not to aid any other person or entity in the use of the Confidential Information in competition with the Company, provided that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of her duties hereunder, (B) as required by applicable law, (C) in connection with the enforcement of her rights under this Agreement or any other agreement with the Company, (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company or (E) with the prior written consent of the Board. Notwithstanding any provision contained herein to the contrary, the term “Confidential Information” shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. The Executive further agrees that, if requested by the Company in writing at any time within ninety (90) days after termination of her employment for any reason, she will surrender to the Company all Confidential Information, and any copies thereof, in her possession and agrees that all such materials, and copies thereof, are at all times the property of the Company. Notwithstanding the foregoing, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

(b) Remedies. For purposes of this Section 5, the “Company” shall be defined as the Company and its affiliated companies including (without limitation) its successors and assigns and its subsidiaries and each of their respective successors and assigns. In the event of a breach or threatened breach by the Executive of the provisions of this Section 5, the Company shall be entitled to an injunction restraining the Executive from violating such provisions without the necessity of posting a bond therefor. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it at law or in equity. Except as specifically set forth herein, the parties agree that the provisions of this Section 5 shall survive the earlier termination of the Executive’s employment with the Company, as the continuation of this covenant is necessary for the protection of the Company.

6. Noncompetition.

(a) Noncompetition Activities. The Executive acknowledges that the nature of the employment under this Agreement is such as will bring the Executive in personal contact with patrons or customers of the Company and will enable her to acquire valuable information as to the nature and character of the business of the Company, thereby enabling her, by engaging in a competing business on her own behalf, or for another, to take advantage of such knowledge and thereby gain an unfair advantage. Accordingly, the Executive covenants and agrees that she will not, without the prior written consent of the Company during the Term of Employment and for the period of one year thereafter, engage directly or indirectly for herself, or as an agent, representative, officer, director or employee of others, in the exploration for or production of oil and gas in Louisiana, Texas, Arkansas, Oklahoma, Colorado, North Dakota, South Dakota and the coastal area of the Gulf of Mexico from the Mexican border to the eastern boarder of Louisiana provided, that, the foregoing restriction shall not apply at any time if the Executive’s employment is terminated during the Term of Employment by the Executive for Good Reason (defined in Section 7 hereof) or by the Company for any reason other than Cause (defined in Section 7 hereof) and, provided further, that nothing in this Agreement shall prohibit the Executive from acquiring or holding any issue of stock or securities of any entity registered under Section 12 of the Securities and Exchange Act of 1934 (as amended), listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as the Executive is not deemed to be an “affiliate” of such entity as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933 (as amended).

(b) Scope. In the event that the provisions of this Section 6 should ever be deemed to exceed the time, geographic or activity related limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or activity related limitations permitted by applicable law. In the event of a breach or threatened breach by the Executive of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Executive from violating such provisions without the necessity of posting a bond therefor. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it at law or in equity. Except as specifically set forth herein, the parties agree that this Section 6 shall remain in effect for its full term notwithstanding the earlier termination of the Executive’s employment with the Company, as the continuation of this covenant is necessary for the protection of the Company. For purposes of this Section 6, the “Company” shall be defined as the Company and its affiliated companies, including (without limitation) its successors and assigns and its subsidiaries and each of their respective successors and assigns.

7. Termination.

(a) General. The Executive’s employment hereunder shall automatically terminate on the earlier of her death or the Expiration Date. The Executive may, at any time prior to the Expiration Date, terminate her employment hereunder for any reason by delivering a Notice of Termination (defined below) to the Board. The Company may, at any time prior to the Expiration Date, terminate the Executive’s employment hereunder for any reason by delivering a Notice of Termination to the Executive , provided that in no event shall the Company be entitled to terminate the Executive’s employment prior to the Expiration Date unless the Board shall duly adopt, by the affirmative vote of a least a majority of the entire membership of the Board (excluding Executive if she should then be serving on the Board), a resolution authorizing such termination and stating whether such termination is for Cause (defined below). The giving of a notice pursuant to clause (i) of the proviso contained in the penultimate sentence of Section 2 hereof shall not be deemed a termination of the Executive’s employment by the party giving such notice. As used in this Agreement, “Notice of Termination” means a notice in writing purporting to terminate the Executive’s employment in accordance with this Section 7, which notice shall (i) specify the effective date of such termination (not prior to the date of such notice) and (ii) in the case of a termination by the Company for Cause or Disability (defined below in Section 7(d) hereof) or a termination by the Executive for Good Reason or Disability, set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.

(b) Automatic Termination on Expiration Date. In the event the Executive’s employment hereunder shall automatically terminate on the Expiration Date for any reason, the Executive shall only be entitled to receive (i) all unpaid Base Salary earned as of the termination date (ii) all unused vacation time accrued by the Executive as of the termination date, and (iii) those benefits which are required under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other laws or any other amounts due and owing to the Executive under any of the Company’s employee benefit plans or policies on or following her termination of employment (the “Accrued Obligation”). The amounts described in clauses (i) and (ii) of the foregoing sentence shall be paid to the Executive in a lump sum payment promptly after the Expiration Date.

(c) Termination by Company for Cause or by Executive without Good Reason. If the Company terminates the Executive’s employment for Cause or the Executive terminates her employment without Good Reason, the Executive shall only be entitled to receive the Accrued Obligations. Executive shall provide the Company at least thirty (30) days advance written notice of her termination of employment without Good Reason. As used in this Agreement, “Cause” shall mean (i) any failure of the Executive to (A) perform her principal duties specified in Section 2 of this Agreement in any material respect (other than any such failure resulting from the Executive’s incapacity due to Disability), (B) comply with any material provision of this Agreement (other than Section 5 or 6), or (C) comply with any material provision of the Company’s ethics, code of conduct or other employment policies, in each case in (A) through (C) above after written notice of such failure has been given to the Executive by the Board and such failure shall have continued for thirty (30) days after receipt of such notice, (ii) Executive’s grossly negligent or intentional misconduct which is either materially detrimental to the Company’s financial interests and reputation, or which would legally prevent the Executive from serving in the capacity she was hired to serve, (iii) a material breach by the Executive of any material provision in Sections 5 or 6 of this Agreement, or (iv) conviction of or plea of guilty or no contest by the Executive to a felony or any other criminal offense involving moral turpitude any of which has or have a material adverse effect on the Executive’s ability to perform the duties of her position or on the financial condition or profitability of the Company.

(d) Death or Disability. To provide for the event the Executive’s employment is automatically terminated on account of her death or is terminated by either the Company or the Executive on account of Disability (defined below), the Company shall purchase and provide for the Executive life insurance in the amount of one times annual Base Salary and shall purchase and provide for the Executive supplemental executive long-term disability benefits (to the extent necessary to provide the total benefits described herein, net of the Company’s existing group long-term disability plan) to provide salary replacement in the amount of sixty percent (60%) of annual Base Salary at the date of Disability (to continue until at least age sixty-five (65), or for life if reasonably practicable). As used herein, “Disability” means any physical or mental condition of the Executive that (i) prevents the Executive from being able to perform the services required under this Agreement, (ii) has continued for at least one hundred eighty (180) consecutive days during any twelve (12) month period and (iii) is reasonably expected to continue. The Company’s obligation to provide to the Executive long-term disability benefits hereunder shall be defined by the long-term disability benefits contract the Company is able to procure from an unrelated third party. For that purpose, the definition of disability shall be as stated in the contract. The Company and the Executive recognize that the definition of Disability hereunder may differ from the contract definition and the benefits payable shall be those as stated in the contract. The Company, however, agrees to use good faith efforts to obtain a long-term disability benefits contract with a definition of disability as similar as possible to the definition stated hereunder. Moreover, the Company and the Executive agree that for purposes of the other provisions of this Agreement, including the right of the Company to terminate the Executive, the definition of Disability as stated herein shall control.

If the Executive’s employment is terminated under this clause (d) (i.e., upon her death or termination of employment by either the Company or the Executive on account of Disability), the Executive shall be paid and/or provided the Accrued Obligations, and any vesting, lapse of time, performance condition or similar requirement under any stock option plan, restricted stock or other non-qualified deferred compensation plan shall be accelerated to the date of such termination and any conditions to the Executive’s entitlement to any benefits under any of such plans or programs shall be deemed to have been satisfied.

(e) Termination by Company Without Cause or by the Executive with Good Reason. If either (i) the Company terminates the Executive’s employment for any reason other than (A) for Cause or (B) on account of the Executive’s Disability or (ii) the Executive terminates her employment for Good Reason (as hereinafter defined), the Company shall:

(i) on the Severance Payment Date (defined below), pay to the Executive a lump sum cash payment equal to 2.99 times the Executive’s then current annual rate of Total Compensation (defined below);

(ii) pay or provide the Executive the Accrued Obligations; and

(iii) commencing on the Severance Payment Date, pay Executive’s COBRA premiums for continuation coverage under the Company’s group health plan for the lesser of (a) twelve (12) months following the date of termination; (b) until such time as Executive is no longer eligible for COBRA coverage; or (c) until such time as Executive becomes eligible for comparable benefits from a subsequent employer.

In addition, any vesting, lapse of time, performance condition or similar requirement under any stock option plan, restricted stock or other non-qualified deferred compensation plan shall be accelerated to the date of such termination and any conditions to the Executive’s entitlement to any benefits under any of such plans or programs shall be deemed to have been satisfied.

The Executive shall have “Good Reason” to terminate her employment hereunder within thirty (30) days following her knowledge of any of the events set forth below which have not been cured by the Company within fifteen (15) days following Executive’s written notice of the occurrence of any such events: (A) a material and adverse change in the powers, duties, responsibilities or functions of the Executive as described in Section 2 hereof; or (B) subject to the last sentence of this paragraph, any material and adverse change in the Executive’s relative position in the Company’s management structure; or (C) without the Executive’s prior written consent, the relocation of the Company’s principal executive offices outside the greater Houston, Texas metropolitan area or requiring the Executive to be based other than at such principal executive offices of the Company; or (D) the failure of the Company to obtain any assumption agreement required by Section 16 hereof; or (E) any reduction in the level of Executive’s Base Salary or Target Bonus, or the failure by the Company to pay the Executive within ten (10) days after a written demand therefor any installment of any previous award or deferred compensation, if any, which she is due and owing under any employee benefit plan or any deferred compensation program in effect in which the Executive may have participated; or (F) any other material breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Section 7(e), no change of Executive’s relative position in the Company’s management structure (which does not otherwise materially and adversely change the powers, duties, responsibilities or functions of the Executive as described in Section 2) shall constitute Good Reason unless and until the occurrence of a Change in Control (as defined in the Company’s Long Term Incentive Plan), it being understood that prior to a Change in Control, the Chief Executive Officer shall have discretion to make organizational changes affecting the Executive in the interest of effective corporate management as the Chief Executive Officer may determine from time to time.

For purposes of this Agreement, “Severance Payment Date” shall mean (i) if the Board (or its delegate) determines in its discretion that the Executive is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) as of the date of termination and that Section 409A of the Code applies with respect to a payment to the Executive pursuant to this Section 7, the six-month anniversary of the date of termination or (ii) if the Board (or its delegate) determines in its discretion that the Executive is not a specified employee as of the date of termination (or that Section 409A of the Code does not apply with respect to a payment to the Executive pursuant to this Section 7), within thirty (30) days after the date of termination.

As used in this Agreement, the term “Total Compensation” shall mean the sum of the following:

(i) the current annual rate of Base Salary of the Executive and;

(ii) the Executive’s Target Bonus for the year of termination calculated as if the pre-established performance goals had been achieved in full; and

(iii) the current annual car allowance provided by the Company to the Executive.

(f) Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross Up Payment, the Executive retains an amount of the Gross Up Payment equal to the Excise Tax imposed upon the Payments. Subject to the provisions of this Section 7(f), all determinations required to be made hereunder, including whether a Gross Up Payment is required and the amount of such Gross Up Payment, shall be made by the accounting firm which at the time audits the financial statements of the Company (the “Accounting Firm”) at the sole expense of the Company, which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the date of termination of the Executive’s employment under this Agreement, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with an opinion that she has substantial authority not to report any Excise Tax on her federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross Up Payments, which will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant hereto and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including (without limitation) accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith to effectively contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, that, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions hereof the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross Up Payment required to be paid.

(g) Either party may, within fifteen (15) days after receipt of a Notice of Termination from the other party, provide notice to the other party that a dispute exists concerning the termination, in which event the dispute shall be resolved in accordance with Section 9 hereof. If such dispute should commence during the one year period immediately following a Change in Control, notwithstanding the pendency of any such dispute and notwithstanding any provision of this Agreement to the contrary, the Company will (i) continue to pay the Executive her Base Salary and (ii) continue the Executive as a participant in all compensation and benefit plans in which the Executive was participating when the relevant Notice of Termination was given, until the dispute is finally resolved or, with respect to a Notice of Termination given by the Executive, the date of termination specified in such Notice of Termination if earlier, but, in each case, not past the Expiration Date; provided that, the Company may elect to terminate the Executive without Cause at anytime and upon satisfying its obligations under Section 7(e) hereof, its obligations under this Section 7(g) shall cease. If (i) the Company gives a Notice of Termination to the Executive, (ii) the Executive disputes the termination as contemplated by this paragraph (g), and (iii) such dispute is resolved in favor of the Company, the Executive shall be required to refund to the Company any amounts paid to the Executive under this paragraph (g) but only if, and then only to the extent, the Executive is not otherwise entitled to receive such amounts under this Agreement.

8. Non-exclusivity of Rights.9. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of the Executive’s employment under this Agreement shall be payable in accordance with such plan or program.

9. Resolution of Disputes.

(a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and an executive officer of the Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten (10) days after the effective date of such notice, the Executive and an executive officer of the Company shall meet at a mutually acceptable time and place within the Houston, Texas metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the disputing party’s notice, or if the parties fail to meet within ten (10) days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three (3) business days’ notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 9(a) shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

(b) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by nonbinding means as provided in Section 9(a) within sixty (60) days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources, Inc. (“CPR”) Rules for Non Administered Arbitration of Business Disputes by three (3) independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a nonbinding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such arbitration shall take place in Harris County, Texas. Any arbitrator not appointed by a party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement.

10. Expenses. The losing party shall pay all reasonable costs and expenses, including, without limitation, court costs and attorneys’ fees, incurred by the other party as a result of any claim, action or proceeding, arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof; provided, that, if any such claim, action or proceeding shall commence within the one year period immediately following a Change in Control, the Company shall pay all expenses and legal fees incurred by the Executive in such dispute, regardless of outcome, unless it is determined that the Executive acted in bad faith and without a reasonable belief that she would prevail in such claim, action or proceeding.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. Venue and jurisdiction of any action relating to this agreement shall lie in Harris County, Texas.

12. Notice. Any notice, payment, demand or communication required or permitted to be given by this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address set forth below such party’s signature to this Agreement or to such other address as shall have been furnished in writing by such party for whom the communication is intended. Any such notice shall be deemed to be given on the date so delivered.

13. Severability. In the event any provisions hereof shall be modified or held ineffective by any court, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof.

14. Entire Agreement. This Agreement constitutes the sole agreement between the parties with respect to the employment of the Executive by the Company and supersedes any and all other agreements (whether oral or written) between the parties.

15. Amendment and Waiver. This Agreement may not be modified or amended except by a writing signed by the parties. Any waiver or breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other terms or conditions, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or any other provision hereof.

16. Assignment. This Agreement is a personal employment contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned or pledged. The Company may assign its rights under this Agreement to (i) any entity into or with which the Company is merged or consolidated or to which the Company transfers all or substantially all of its assets or (ii) any entity, which at the time of such assignment, controls, is under common control with, or is controlled by the Company, provided that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

17. Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and her heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

18. Section Headings. The section headings in this Agreement have been inserted for convenience and shall not be used for interpretive purposes or to otherwise construe this Agreement.

19. No Mitigation or Set-off. The provisions of this Agreement are not intended to, nor shall they be construed to, require that the Executive mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as a result of her employment by another employer or otherwise. The Company’s obligations to make the payments to the Executive required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive.

20. Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. The Executive acknowledges and agrees that the Company may revise any provision in this Agreement (including, without limitation, provisions concerning the timing of any payments described hereunder) to the extent necessary to comply with Section 409A of the Code and any regulations and/or guidance promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above and intend that this Agreement have the effect of a sealed instrument.

EXECUTIVE

/s/ Carolyn M. Campbell
CAROLYN M. CAMPBELL

THE HOUSTON EXPLORATION COMPANY

By: /s/ Roger B. Rice
Name: Roger B. Rice
Title: Senior Vice President – Administration